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                                                                    EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the twelve Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-47459, No.
333-47461, No. 333-67493, No. 333-75145 and No. 333-79099), in the Registration
Statements on Form S-3 (No. 333-68017 and No. 333-73177), and in the Registration Statement on Form S-4 (No. 333-71587) of Mattel, Inc. and its subsidiaries of our report dated February 2, 2000, except as to Note 12 which is as of March 31, 2000, relating to the financial statements, which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
July 5, 2000